Exhibit 99.4

FOR IMMEDIATE RELEASE

Newtek Promotes Brian Flax to Vice President of Business Service Operations

New York, N.Y – May 21, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com) a direct distributor to the small to medium sized business market, has announced that Brian Flax has been promoted to Vice President of Business Service Operations. Brian will be domiciled in our New York headquarters but will be traveling to our business processing facilities across the country to improve our ability to more efficiently and effectively service our business clients across all products and divisions.

Barry Sloane, Chairman and CEO of Newtek Business Services stated: “Historically, Brian had been working in our Merchant Processing Division and has demonstrated a level of excellence that we desire to replicate and multiply across the Electronic Payment Processing Division. He will also work with our business service specialist professionals as well as other professionals in Newtek’s other divisions. He will report directly to me and Derek DePuydt the President of our Electronic Payment Processing Division. We are delighted with Brian’s promotion and growth in our organization and look forward to supporting him in this new role.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com